UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2022

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2022 annual meeting of stockholders on February 8, 2022. At the meeting, stockholders elected the following seven members to our Board of Directors for a one-year term expiring at the annual meeting of stockholders to be held in 2023 and until their successors are duly elected and qualified, based on the following votes:

Nominee	For	Withheld	Broker Non-Votes
Myron Holubiak	35,111,419	800,373	43,816,154
Leonard Mazur	35,216,303	695,489	43,816,154
Suren Dutia	34,689,812	1,221,980	43,816,154
Carol Webb	30,944,723	4,967,069	43,816,154
Dr. William Kane	33,848,008	2,063,784	43,816,154
Howard Safir	28,998,175	6,913,617	43,816,154
Dr. Eugene Holuka	29,022,517	6,889,275	43,816,154

Next, at the meeting, our stockholders approved on a non-binding advisory basis our executive compensation. The vote for such approval was 25,231,305 shares for, 9,959,507 shares against, 720,980 shares abstaining, and 43,816,154 broker non-votes.

Also, at the meeting, our stockholders approved the recommendation, on an advisory basis, of a three-year frequency with which the Company should conduct future stockholder advisory votes on our executive compensation. The vote for such approval was 22,674,884 shares for 3 years, 784,352 shares for 2 years, 12,116,746 shares for 1 year, 335,810 shares abstaining and 43,816,154 broker non-votes.

Finally, at the meeting, our stockholders ratified the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2022. The vote for such approval was 78,435,346 shares for, 388,270 shares against, 904,330 shares abstaining, and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: February 8, 2022	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer